                                                                 Exhibit 10.15.1

                   RELEASE, WAIVER, AND ASSUMPTION AGREEMENT
                   -----------------------------------------

     This Release, Waiver, and Assumption Agreement is made as of December 31, 1997 between Southern Development and Investment Group, Inc., a Georgia corporation ("SDIG"), on behalf of and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc. (collectively "SES"), and Interstate FiberNet, Inc., a Delaware Corporation, and Gulf States Transmission Systems, Inc., a Delaware Corporation ("GSTS").

     WHEREAS, Interstate FiberNet, Inc. is successor in interest to the former Interstate FiberNet partnership ("IFN"), who in turn was the successor in interest to SCANA Communications, Inc.'s (formerly known as MPX Systems, Inc.) interest in the Revised and Restated Fiber Optic Facilities and Services Agreement, as amended from time to time ("Facilities and Services Agreement"); and

     WHEREAS, GSTS is successor in interest to Gulf States FiberNet's, a Georgia general partnership ("GSF"), interest in the Revised and Restated Fiber Optic Facilities and Services Agreement; and

     WHEREAS, SDIG, as SES's agent, is a party to the Facilities and Services Agreement; and

     WHEREAS, pursuant to the Partial Assignment and Assumption of the Facilities and Services Agreement (the "First Assignment"), dated as of July 25, 1995, between SCANA Communications, Inc. ("SCI") and GSF, SCI assigned to GSF its interest under the Facilities and Services Agreement to the extent related to the stated portion of the MPX Interest (as such term is defined in the Facilities and Services Agreement), together with its right to use a certain portion of the SES Interest (as such term is defined in the Facilities and Services Agreement), including, without limitation, certain of SCI's rights as an Exclusive User (as such term is defined in the Facilities and Services Agreement), and also assigned to GSF in connection with such transaction certain assets of SCI which are subject to the Facilities and Services Agreement; and

     WHEREAS, pursuant to the Second Partial Assignment and Assumption of the Facilities and Services Agreement (the "Second Assignment"), dated as of March 27, 1997, between SCI and ITC Holding Company, Inc., a Delaware corporation ("ITC"), SCI assigned, effective on the date of closing of the transaction contemplated thereby (the "Closing Date"), to ITC its remaining interest under the Facilities and Services Agreement and also assigned in connection with such transaction to ITC an ownership interest in certain assets of SCI which are subject to the Facilities and Services Agreement; and

     WHEREAS, pursuant to the Amended and Restated Loan Agreement dated March 27, 1997 GSTS became the successor in interest to GSF's rights, duties, and interests in the Facilities and Services Agreement; and

     WHEREAS, pursuant to the Release and Assumption Agreement (the "Third Assignment") dated as of March 29, 1997, between IFN, SDIG (as agent for SES), and SCI, SES acknowledged the assignment of SCI's remaining interest under the Facilities and Services Agreement to ITC, SCI was released and forever discharged from its executory obligations under the Facilities and Services Agreement and IFN assumed all obligations under the Facilities and Services Agreement arising or requiring to be performed by SCI; and

     WHEREAS, pursuant to an Assignment and Assumption of Contracts between ITC and ITC Transmission Systems, Inc. ("ITC Trans") dated as of March 27, 1997, ITC assigned 49% of its interest in and obligations under the Facilities and Services Agreement to ITC Trans (the "Fourth Assignment"); and

     WHEREAS, pursuant to an Assignment and Assumption of Contracts between ITC and ITC Transmission Systems II, Inc. (ITC Trans II) dated as of March 27, 1997, ITC assigned its remaining 51% interest in and obligations under the Facilities and Services Agreement to ITC Trans II (the "Fifth Assignment"); and

     WHEREAS, pursuant to an Assignment and Assumption of Contracts between ITC Trans and IFN, dated as of March 27, 1997, ITC Trans assigned its interest in and obligations under the Facilities and Services Agreement to IFN (the "Sixth Assignment"); and

     WHEREAS, pursuant to an Assignment and Assumption of Contracts between ITC Trans II and IFN, dated as of March 27, 1997, ITC Trans II assigned its interests in and obligations under the Facilities and Services Agreement to IFN (the "Seventh Assignment"); and

     WHEREAS, pursuant to a general corporate reorganization (the
"Reorganization"), the partners of the IFN partnership, namely ITC Trans and ITC Trans II merged, therefore dissolving IFN by operation of law and ITC Trans, as the surviving entity, assumed to rights, duties and obligations of all IFN contracts (the "Eighth Assignment"); and

     WHEREAS, pursuant to the same general corporate reorganization, ITC Trans changed its corporate name to Interstate FiberNet, Inc.; and

     WHEREAS, pursuant to the same general corporate reorganization, Gulf States became a wholly-owned subsidiary of Interstate FiberNet, Inc.; and

     WHEREAS, pursuant to a corporate reorganization scheduled for January 1, 1998, GSTS intends to merge up and into Interstate FiberNet, Inc. (the "Merger"); and

     WHEREAS, SES is willing go consent to the Merger, thereby binding Interstate FiberNet, Inc. to GSTS's obligations to SES under the Facilities and Services Agreement arising after the Reorganization. Further, SES is willing to waive it Right of First Offer/First Refusal as defined in (S) 32.2 of the Facilities and Services Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. SES acknowledges and consents to the Merger of Gulf States up and into Interstate FiberNet, Inc.

     2.  SES hereby waives its Right of First Offer/First Refusal (as defined in
(S) 32.2 of the Facilities and Services Agreement) with respect to the Merger.

     3. As successor by merger to Gulf States, Interstate FiberNet, Inc. hereby acknowledges that it is bound by, and agrees to perform and discharge all obligations of GSTS under the Facilities and Services Agreement.

                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties execute this Assignment Agreement by its duly authorized representatives effective the date first above written.

SOUTHERN DEVELOPMENT AND INVESTMENT GROUP, INC., on behalf of and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc.

/s/ Daniel L. Blalock
---------------------

By:  Daniel L. Blalock
    ------------------

Its:  Comptroller
      -----------


INTERSTATE FIBERNET, INC.             GULF STATES TRANSMISSION
                                      SYSTEMS, INC.



By:  /s/ Douglas Shumate              By:  /s/ Douglas Shumate
     -------------------                   -------------------

Its:                                  Its:
     -------------------                   -------------------